                                                                   EXHIBIT 10.29

                   -----------------------------------------

                              AMENDED AND RESTATED

                              OPERATING AGREEMENT

                                       OF

                       ELDER HEALTHCARE DEVELOPERS, LLC

                   -----------------------------------------


                                 Effective Date
                                 April 1, 1997



                              Date of Restatement
                               November 18, 1997

                               TABLE OF CONTENTS

SECTION                                                                PAGE

1.  Formation; Name and Organizational Matters............................1
    1.1  Formation and Name...............................................1
    1.2  Principal Office.................................................1
    1.3  Purposes.........................................................1
    1.4  Company's Power..................................................1
    1.5  Term.............................................................2

2.  Grant of Exclusive Development Rights.................................2

3.  Capital...............................................................2
    3.1  Initial Capital Contributions of Members.........................2
    3.2  No Liability of Members..........................................2
    3.3  No Interest on Capital Contributions.............................2
    3.4  Withdrawal of Capital............................................2
    3.5  Capital Account..................................................2
    3.6  Borrowing by the Company.........................................3

4.  Accounting............................................................4
    4.1  Books and Records................................................4
    4.2  Fiscal Year......................................................4
    4.3  Reports..........................................................4
    4.4  Tax Returns......................................................4
    4.5  Member's Request for Additional Information......................5
    4.6  Revaluation of Company Property..................................5
    4.7  Bank Accounts....................................................5

5.  Allocation of Net Income and Net Loss.................................5
    5.1  Net Income and Net Loss..........................................5
    5.2  Allocation of Excess Nonrecourse Liabilities.....................7
    5.3  Allocations in Event of Transfer, Admission of New Member, Etc...7

6.  Distributive Shares and Federal Income Tax Elections..................7
    6.1  Distributive Shares..............................................7
    6.2  Elections........................................................7
    6.3  Partnership Tax Treatment........................................7

7.  Distributions.........................................................8
    7.1  Net Cash Flow....................................................8
    7.2  Distributions of Net Cash Flow...................................8
    7.3  Property Distributions...........................................8

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                               TABLE OF CONTENTS

SECTION                                                                PAGE


    7.4  Distributions on Sale of an Assisted Living Facility.............8

8.  Management............................................................9
    8.1  Management Committee.............................................9
    8.2  Day to Day Management...........................................12
    8.3  Tax Matters Partner.............................................12
    8.4  Standard of Care of Members; Indemnification....................13
    8.5  Payments for Services Provided by Members.......................13
    8.6  Expenses Deductible.............................................14
    8.7  Other Activities................................................14
    8.8  Reimbursement of Expenses of Members............................15

9.  Dissolution..........................................................15
    9.1  Dissolution.....................................................15
    9.2  Effective Date of Dissolution...................................15
    9.3  Sale of Assets Upon Dissolution.................................15
    9.4  Distributions Upon Dissolution..................................15
    9.5  No Contribution for Negative Capital Accounts...................16
    9.6  Liquidation of a Member's Interest..............................16

10. Withdrawal, Assignment and Addition of Members.......................16
    10.1 Assignment of a Member's Interest...............................16
    10.2 Voluntary Transfers.............................................16
    10.3 Involuntary Transfers...........................................16
    10.4 Purchase Price and Terms........................................17
    10.5 Substitute Member...............................................18
    10.6 Admission of New Member.........................................18

11.  General.............................................................18
    11.1 Representations, Warranties and Covenants of Members............18
    11.2 Power of Attorney...............................................18
    11.3 Notices.........................................................19
    11.4 Amendment.......................................................20
    11.5 Captions; Section References....................................20
    11.6 Number and Gender...............................................20
    11.7 Severability....................................................20
    11.8 Arbitration.....................................................21
    11.9 Binding Agreement...............................................21
    11.10 Applicable Law.................................................21
    11.11 Entire Agreement...............................................21
    11.12 Counterparts...................................................22

                               TABLE OF CONTENTS

SECTION                                                                PAGE

    11.13 No Right of Partition..........................................22

                                    EXHIBITS
DESCRIPTION                                                         EXHIBIT

Development Agreement................................................... A
Management Agreement.................................................... B



                                  DEFINITIONS
DEFINED TERM                                                         SECTION

AAA................................................................. 11.8(a)
Act....................................................................... 1
Affiliates........................................................... 8.7(b)
Agreement.......................................................... Preamble
Assisted Care...................................................... Preamble
Assisted Living Facilities........................................... 1.3(a)
Atria.............................................................. Preamble
Capital Account......................................................... 3.5
Code.................................................................... 3.5
Company................................................................... 1
Company Interest........................................................ 3.5
Computed Value...................................................... 12.7(a)
Contributed Assets................................................... 5.1(g)
Credit Facility......................................................... 3.6
Development Agreement................................................ 1.3(a)
Development Fee.............................................. 8.5(a), 8.5(a)
Effective Date...................................................... 10.4(a)
Facilities' Adjusted Cost............................................ 8.5(a)
Fiscal Year............................................................. 4.2
Involuntary Option.................................................. 10.3(a)
Lender............................................................... 3.6(a)
Management Committee................................................. 8.1(a)
Members............................................................ Preamble
Net Cash Flow........................................................... 7.1
Partnership......................................................... Recital
Percentage Interest.................................................. 5.1(a)
Representatives...................................................... 8.1(b)
Securities Act...................................................... 13.1(e)
TMP.................................................................. 8.3(a)

                             AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                      OF
                       ELDER HEALTHCARE DEVELOPERS, LLC

  THIS OPERATING AGREEMENT ("Agreement") is made as of the 1st day of April, 1997, by and between (i) ATRIA COMMUNITIES, INC., a Delaware corporation ("Atria"), and (ii) ASSISTED CARE DEVELOPERS, L.L.C., a Georgia limited liability company ("Assisted Care"), and amended and restated by the parties this 18th day of November, 1997. The foregoing parties are collectively referred to herein as "Members" and individually as a "Member." For purposes of this Agreement, the term "Members" includes all persons then acting in such capacity in accordance with the terms of this Agreement.

   1.  FORMATION; NAME AND ORGANIZATIONAL MATTERS.

       1.1 FORMATION AND NAME. On March 25 1997, the Members formed a limited liability company ("Company") pursuant to the provisions of the Georgia Limited Liability Company Act (Ga. Code Ann. (S)(S) 14-11-100, et. seq.) ("Act"). The name of the Company shall be ELDER HEALTHCARE DEVELOPERS, LLC.

       1.2 PRINCIPAL OFFICE. The Company's principal office shall be at 1770 Indian Trail Road, Norcross, Georgia, 30093, or at such other place as "Management Committee" (as defined in Section 8.1) shall determine from time to time. The Management Committee shall maintain the books of the Company at the principal place of business of Atria or such other place that the Management Committee deems appropriate. The Company shall designate an agent for service of process in Georgia in accordance with the provisions of the Act. The Company shall maintain, at its principal office, those items referred to in Ga. Code Ann. (S) 14-11-313.

       1.3  PURPOSES.  The purposes of the Company are as follows:

            (a) To purchase real property and design, construct and operate assisted living facilities, homes for the aged, congregate care homes, personal care homes or other similar facilities designed to provide assisted living to the aged in accordance with the terms of this Agreement ("Assisted Living Facilities") and the terms of the Development Agreement, a copy of which is attached as Exhibit A (the "Development Agreement");

            (b) To acquire, own, use, lease and sell such assets as are necessary or appropriate for the foregoing; and

            (c) To do all other things necessary or desirable in connection with the foregoing, or otherwise described in this Agreement.

       1.4 COMPANY'S POWER. In furtherance of the purposes of the Company as set forth in Section 1.3, the Company shall have the power to do any and all things whatsoever necessary, appropriate or advisable in connection with such purposes, or as otherwise described in this

Agreement. The Company shall not engage in any business other than as set forth in Section 13, nor take any action not described in this Agreement.

       1.5 TERM. The term of the Company shall commence as of the date of the filing of Articles of Organization with the Secretary of State's Office, and shall continue until dissolved in accordance with Section 9.

   2. GRANT OF EXCLUSIVE DEVELOPMENT RIGHTS. In connection with the formation of the Company, Atria shall grant the Company the exclusive right to develop assisted living facilities in accordance with the provisions of the Development Agreement attached as Exhibit A.

   3.  CAPITAL.

       3.1  INITIAL CAPITAL CONTRIBUTIONS OF MEMBERS.   Upon the request of the
Management Committee, each of the Members shall make an initial capital contribution to the Company in the amount set forth below opposite each of their respective names:

                            MEMBER           CONTRIBUTION
                            ------           ------------

                            Atria               $  500.00

                            Assisted Care       $4,500.00

       3.2 NO LIABILITY OF MEMBERS. Except as otherwise specifically provided in the Act, no Member shall have any personal liability for the obligations of the Company. Except as provided in Sections 3.1 and 3.6, no Member shall be obligated to contribute funds or loan money to the Company. The Members shall pay their own costs, including attorneys' fees, associated with the formation of the Company and the Company shall bear none of those expenses.

       3.3 NO INTEREST ON CAPITAL CONTRIBUTIONS. No Member shall be entitled to interest on any capital contributions made to the Company.

       3.4 WITHDRAWAL OF CAPITAL. No Member shall be entitled to withdraw any part of such Member's capital contributions to the Company, except as provided in Sections 7 and 9. No Member shall be entitled to demand or receive any property from the Company other than cash, except as otherwise expressly provided for herein.

       3.5 CAPITAL ACCOUNT. The Company shall establish on its books a capital account ("Capital Account") for each Member and shall maintain the Capital Account in accordance with the provisions of Treas. Reg. (S) 1.704-1(b)(2)(iv). This Agreement shall be so construed; and, accordingly, such Capital Account shall initially be credited with the initial capital contribution of the Member and thereafter shall be increased by (a) any cash or the fair market value of any property contributed by such Member (net of any liabilities assumed by the Company or to which the contributed property is subject) and (b) the amount of all net income (whether or not exempt from tax) and gain allocated to such Member hereunder, and decreased by (a) the amount of all net losses allocated to such Member hereunder (including expenditures described in section 705(a)(2)(B) of the Internal Revenue Code of 1986, as amended ("Code"), or treated as such an expenditure by reason of Treas. Reg. (S) 1.704-1(b)(2)(iv)(i)) and (b) the amount of cash, and the fair market value of property (net of any liabilities assumed by such Member or to which the distributed property is subject), distributed to such Member pursuant to Sections 7 and 9. If a Member transfers all or any part of such Member's interest in the Company ("Company Interest") in accordance with the terms of this Agreement, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent of the Company Interest transferred.

       3.6  BORROWING BY THE COMPANY.

            (a) Unless the Members otherwise agree, the Company shall seek from Empire Financial Services, Inc. or another financial institution not an Affiliate of any Member (a "Lender") financing to pay for the (1) acquisition of real estate, (2) earnest money advance relating to real estate purchase contracts, (3) pre-development activities, and (4) development and construction costs of each Assisted Living Facility, including anticipated startup operating losses, of Assisted Living Facilities of the Company. The Members agree to provide a guarantee or other collateral acceptable to Lender sufficient to secure any portion of the indebtedness of the Company. The Members agree that such obligation shall be joint and several as to a Lender but as between the Members all liabilities to any Lender shall be allocated among Members (the "Member's Proportionate Share") in accordance with their respective "Percentage Interest" (as defined in Section 5.1(a)).

            (b) If the Company is unable to obtain financing from a Lender to cover any operating loss of an Assisted Living Facility managed by Atria, or if actual losses exceed the anticipated losses, then Atria shall lend such funds to the Company in accordance with the provisions of this Section 3.6(b), unless the Members agree to contribute additional capital to the Company to fund such working capital deficit. Assisted Care shall guarantee the repayment by the Company of that percentage of funds lent to the Company by Atria that equals Assisted Care's Percentage Interest, in a form of guarantee reasonably acceptable to Atria. The source of payment under any such guarantee relating to loans to cover losses that exceed anticipated losses of an Assisted Living Facility shall be limited to the value of Assisted Care's interest in that facility. Funds lent to the Company by Atria shall bear interest at a variable rate equal to .25% in excess of Atria borrowing rate on it then current credit facility, as such rate may change from time to time. Interest shall be due and payable monthly and principal and all accrued but unpaid interest shall be due in full on the earlier (1) the date such credit facility is due or (2) the date that the Assisted Living Facility is sold. The Company may pre-pay the indebtedness to Atria at any time without penalty.

            (c) If any Member incurs a liability (a "Paying Member") arising out of or resulting from any indebtedness of the Company that exceeds the Paying Member's Proportionate Interest of such indebtedness, the other Member (the "Contributing Member") shall be obligated to pay, subject to the limitations of
Section 3.6(b) above, to the Paying Member the amount by which the indebtedness of the Company that was satisfied by the Paying Member exceeds the Paying Member's Proportionate Share of the such indebtedness. The Contributing Member hereby agrees to indemnify the Paying Member from all liabilities, losses, damages , claims costs and expenses

(including attorneys' fee) arising out of Contributing Member failure to fulfill its obligations under the provisions of Section 3.6.

   4.  ACCOUNTING.

       4.1 BOOKS AND RECORDS. The Company shall maintain full and accurate books of the Company at the Company's principal place of business, or such other place as the Management Committee shall determine, showing all receipts and expenditures, assets and liabilities, net income and loss, and all other records necessary for recording the Company's business and affairs, including those sufficient to record the allocations and distributions provided for in Sections 5, 7 and 9. Except as otherwise specifically provided herein, such books and records shall be maintained, and the net income and net loss of the Company shall be determined, in the same manner as the Company computes its income and expenses for Federal income tax purposes. Such books and records shall be open to the inspection and examination by all Members in person or by their duly authorized representatives at all reasonable times.

       4.2 FISCAL YEAR. The fiscal year of the Company shall be the calendar year ("Fiscal Year").

       4.3  REPORTS.

            (a) Within 90 days after the close of each Fiscal Year of the Company, the Company shall furnish to each person who was a Member at any time during such Fiscal Year all the information relating to the Company that is necessary for each Member to prepare its Federal and state income or other tax returns.

            (b) Within 90 days after the close of each Fiscal Year of the Company, the Company shall furnish to each Member a report of the business and operations of the Company during such Fiscal Year. Such report shall, unless the Management Committee determines otherwise, contain unaudited financial statements, which shall include a balance sheet as of the end of such Fiscal Year, an income or loss statement for such Fiscal Year and such other information as in the judgment of the Management Committee is reasonably necessary for the Members to be advised of the results of the Company's operations.

            (c) On or before the 20th day of each month, the Company shall furnish to each of the Members a report of the Company's operations for the preceding month. Such report shall contain, at a minimum, a balance sheet as of the end of such month and an income statement for such month.

       4.4 TAX RETURNS. The Company shall prepare, or cause to be prepared, and timely filed, all Federal, state and local income tax returns and information returns, if any, which the Company is required to file. All expenses incurred in connection with such tax returns and information returns, as well as for the reports referred to in Sections 4.3 and 4.5, shall be expenses of the Company.

       4.5  MEMBER'S REQUEST FOR ADDITIONAL INFORMATION.   The Company shall
also furnish to any Member such other reports of the Company's operations and condition as may reasonably be requested by any Member.

       4.6  REVALUATION OF COMPANY PROPERTY.   If (a) an acquisition of a
Company Interest for more than a de minimis capital contribution occurs, or (b) a distribution (other than a de minimis distribution) to a Member in consideration for a Company Interest occurs, the Members may revalue the assets of the Company at the then fair market value and adjust the Capital Accounts of the Members in the same manner as provided in Section 7.3 in the case of a property distribution. If there is a reallocation pursuant to this Section 4.6, then Capital Accounts shall thereafter be adjusted for allocations of depreciation (cost recovery) and gain or loss in accordance with the provisions of Treas. Reg. (S) 1.704-1(b)(2)(iv)(f) and (g), and the Members' distributive shares of depreciation (cost recovery) and gain or loss computed in accordance with the principles of section 704(c) of the Code and the regulations promulgated thereunder using the traditional method (within the meaning of Treas. Reg. (S) 1.704-3(b)).

       4.7  BANK ACCOUNTS.   The Company shall deposit all of its funds in its
name into such checking, savings or money market accounts or any combination thereof or time certificates as designated by the Management Committee. Withdrawals therefrom shall be made upon such signature or signatures as the Management Committee may designate. The Company shall not commingle any of its funds with those of any other person or entity.

   5.  ALLOCATION OF NET INCOME AND NET LOSS.

       5.1  NET INCOME AND NET LOSS.

            (a) Except as otherwise provided herein, the net income and net loss of the Company for each Fiscal Year shall be allocated to the Members in accordance with their respective Percentage Interests. For purposes of this Agreement, the term "Percentage Interest" shall mean the percentage which the Capital Account of a Member bears to the aggregate Capital Accounts of all of the Members.

            (b) Notwithstanding anything herein to the contrary, if a Member has a deficit balance in such Member's Capital Account (excluding from such Member's deficit Capital Account any amount which such Member is obligated to restore in accordance with Treas. Reg. (S) 1.704-1(b)(2)(ii)(c), as well as any amount such Member is treated as obligated to restore under Treas. Reg. (S)(S) 1.704-2(g)(1) and 1.704-2(i)(5)) and unexpectedly receives an adjustment, allocation or distribution described in Treas. Reg. (S) 1.704-1(b)(2)(ii)(d)(4),
(5) or (6), then such Member will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance in such Member's Capital Account as quickly as possible. If there is an allocation to a Member pursuant to this Section 5.1(b), then future allocations of net income pursuant to Section 5.1(a) shall be adjusted so that those Members who were allocated less income, or a greater amount of loss, by reason of the allocation made pursuant to this Section 5.1(b), shall be allocated additional net income in an equal amount. It is the intention of the parties that the provisions of this Section 5.1(b) constitute a "qualified income offset" within the meaning of Treas. Reg. (S) 1.704-1(b)(2)(ii)(d), and such provisions shall be so construed.

       (c) If there is a net decrease in the Company's Minimum Gain (within the meaning of Treas. Reg (S) 1.704-2(b)(2)) or Partner Nonrecourse Debt Minimum Gain (within the meaning of Treas. Reg. (S) 1.704-2(i)(3)) during any Fiscal Year, each Member shall be allocated, before any other allocations hereunder, items of income and gain for such Fiscal Year (and subsequent Fiscal Years, if necessary), in an amount equal to such Member's share (determined in accordance with Treas. Reg. (S)(S) 1.704-2(g) and 1.704-2(i)(5), as applicable) of the net decrease in the Company's Minimum Gain or Partner Nonrecourse Debt Minimum Gain, as applicable, for such Fiscal Year; provided, however, that no such allocation shall be required if any of the exceptions set forth in Treas Reg. (S) 1.704-2(f) apply. It is the intention of the parties that this provision constitute a "minimum gain chargeback" within the meaning of Treas. Reg. (S)(S) 1.704-2(f) and 1.704-2(i)(4), and this provision shall be so construed.

       (d) Notwithstanding anything herein to the contrary, the Company's partner nonrecourse deductions (within the meaning of Treas. Reg. (S) 1.704-2(i)(2)) shall be allocated solely to the Member who has the economic risk of loss with respect to the partner nonrecourse liability related thereto in accordance with the provisions of Treas. Reg. (S) 1.704-2(i)(1).

       (e) Notwithstanding the provisions of Section 7.1, no net losses shall be allocated to a Member if such allocation would result in such Member having a deficit balance in such Member's Capital Account (excluding from such Member's deficit Capital Account any amount such Member is obligated to restore in accordance with Treas. Reg. (S) 1.704-1(b)(2)(ii)(c), as well as any amount such Member is treated as obligated to restore under Treas. Reg. (S)(S) 1.704-2(g)(1) and 1.704-2(i)(5)). In such case, the net loss that would have been allocated to such Member shall be allocated to the other Members to whom such loss may be allocated without violation of the provisions of this Section 5.1(e).

       (f) Notwithstanding the provisions of Section 7.1, to the extent losses are allocated to Members by virtue of Section 5.1(e), the net income of the Company thereafter recognized shall be allocated to such Member until such time as the net income of the Company allocated to such Member pursuant to this
Section 5.1(f) equals the net losses allocated to such Member pursuant to
Section 5.1(e).

       (g) For Federal state and local income tax purposes only, with respect to any assets contributed by a Member to the Company ("Contributed Assets") which have an agreed fair market value on the date of their contribution which differs from the Member's adjusted basis therefor as of the date of contribution, the allocation of depreciation and gain or loss with respect to such Contributed Assets shall be determined in accordance with the provisions of section 704(c) of the Code and the regulations promulgated thereunder using the traditional method within the meaning of Treas. Reg. (S) 1.704-3(b). For purposes of this Agreement, an asset shall be deemed a Contributed Asset if it has a basis determined, in whole or in part, by reference to the basis of a Contributed Asset (including an asset previously deemed to be a Contributed Asset pursuant to this sentence). Notwithstanding the foregoing, if the gain from the sale of any Contributed Asset is being reported on the installment method for income tax purposes, then the total amount of gain which is to be recognized by each of the Members in accordance with the above provision in all taxable years shall be computed and the amount of gain to be recognized by each of the Members in each year shall be in proportion to the total gain to be recognized by each of the Members in all taxable years.

       5.2  ALLOCATION OF EXCESS NONRECOURSE LIABILITIES.  For purposes of section 752 of the Code and the regulations thereunder, the excess nonrecourse liabilities of the Partnership (within the meaning of Treas. Reg. (S) 1.752-3(a)(3)), if any, shall be allocated to the Members in accordance with their respective Percentage Interests.

       5.3 ALLOCATIONS IN EVENT OF TRANSFER, ADMISSION OF NEW MEMBER, ETC. In the event of the transfer of all or any part of a Member's Company Interest (in accordance with the provisions of this Agreement) at any time other than at the end of a Fiscal Year, the admission of a new Member or disproportionate capital contributions, the transferring Member's, new Member's and Members' shares of the Company's income, gain, loss, deductions and credits allocable to such Company Interest, as computed both for accounting purposes and for Federal income tax purposes, shall be allocated between the transferor Member and the transferee(s), the new Member and the other Members or among the Members, as the case may be, in the same ratio as the number of days in such Fiscal Year before and after the date of such transfer, admission or disproportionate capital contributions; provided, however, that the Management Committee shall have the option to treat the periods before and after the date of such transfer, admission or disproportionate capital contributions as separate Fiscal Years and allocate the Company's net income, gain, net loss, deductions and credits for each of such deemed separate Fiscal Years in accordance with the Members' respective interests in the Company for such deemed separate Fiscal Years.

   6.  DISTRIBUTIVE SHARES AND FEDERAL INCOME TAX ELECTIONS.

       6.1 DISTRIBUTIVE SHARES. For purposes of Subchapter K of the Code, the distributive shares of the Members of each item of Company taxable income, gains, losses, deductions or credits for any Fiscal Year shall be in the same proportions as their respective shares of the net income or net loss of the Company allocated to them pursuant to Section 5.1. Notwithstanding the forego ing, to the extent not inconsistent with the allocation of gain provided for in
Section 5.1, gain recognized by the Company which represents ordinary income by reason of recapture of depreciation or cost recovery deductions for Federal income tax purposes shall be allocated to the Member (or the Member's successor-in-interest) to whom such depreciation or cost recovery deduction to which such recapture relates was allocated.

       6.2 ELECTIONS. The election permitted to be made by section 754 of the Code, and any other elections required or permitted to be made by the Company under the Code, shall be made in such a manner as shall be determined by the Management Committee.

       6.3 PARTNERSHIP TAX TREATMENT. It is the intention of the Members that the Company be treated as a partnership for Federal, state and local income tax purposes, and the Members shall not take any position or make any election, in a tax return or otherwise, inconsistent with such treatment. The Members shall cause the Company to file the appropriate forms with the Internal Revenue Service to elect partnership status.

   7.  DISTRIBUTIONS.

       7.1 NET CASH FLOW. For purposes of this Agreement, the term "Net Cash Flow" for any period shall mean the excess, if any, of (A) the sum of (i) all gross receipts from any sources for such period, other than from capital contributions, plus (ii) any funds released by the Management Committee from previously established reserves (referred to in (B)(ii) below), over (B) the sum of (i) all cash expenditures of the Company for such period not funded by capital contributions or paid out of previously established reserves (referred to in (B)(ii) below) plus (ii) a reasonable reserve for future expenditures as determined by the Management Committee.

       7.2  DISTRIBUTIONS OF NET CASH FLOW.  Except as otherwise required by
Section 7.4, the Net Cash Flow of the Company for each Fiscal Year (other than Net Cash Flow arising in connection with the liquidation of the Company, which Net Cash Flow shall be distributed as provided in Section 9.4) shall be distributed at such time or times as shall be determined by the Management Committee. All such distributions shall be made to the Members in accordance with their respective Percentage Interests as of the close of the period with respect to which the distribution is being made.

       7.3 PROPERTY DISTRIBUTIONS. If any property of the Company other than cash is distributed by the Company to a Member (in connection with the liquidation of the Company or otherwise), the fair market value of such property shall be used for purposes of determining the amount of such distribution. The difference, if any, of such fair market value over (or under) the value at which such property is carried on the books of the Company shall be credited or charged to the Capital Accounts of the Members in accordance with the ratio in which the Members share in the gain and loss of the Company pursuant to Section
5.1. The fair market value of the property distributed shall be agreed to by the Management Committee and the distributee Member in good faith. If any such property distribution is made other than in exchange for a Company Interest, such distribution shall be made in the same manner as Net Cash Flow is distributed.

       7.4 DISTRIBUTIONS ON SALE OF AN ASSISTED LIVING FACILITY. Upon the sale of any Assisted Living Facility by the Company, the proceeds from such sale shall be distributed within 30 days of the date of such sale as follows:

            (a) first, to the payment and discharge of all the Company's debts and liabilities advanced by Atria or lenders pursuant to the Credit Facility as such indebtedness relates to the Assisted Living Facility that was sold by the Company; and

            (b) second, to the Members in accordance with their respective Capital Accounts.

   8.  MANAGEMENT.

       8.1  MANAGEMENT COMMITTEE.

            (a) Except as otherwise expressly provided herein, the business of the Company shall be managed by the Members by means of a management committee composed of the persons designated pursuant to Section 8.1(b) ("Management Committee"). Except as otherwise expressly provided herein, no act shall be taken, sum expended, decision made or obligation incurred by the Company, unless such matter has been approved by the Management Committee.

            (b) The regular members of the Management Committee ("Representatives") shall consist of one representative of each Member. Each Member shall designate from time to time its one Representative by notice to the Company. By like notice, each Member may designate alternative Representative to act in the absence of its regular Representative. The Representative appointed by each Member shall cast one vote on each matter brought before the Management Committee. The Management Committee shall act only upon the unanimous vote of its Representatives. Each Member shall have the power and authority to remove the Representative or alternate Representative appointed by it by delivering written notice of such removal to the Company and the other Member. Vacancies on the Management Committee shall be filled by the Member which appointed the Representative or alternate Representative previously holding the position which is then vacant.

            (c) The Management Committee shall meet quarterly, unless the Management Committee decides otherwise. Meetings of the Management Committee shall also be held upon call therefor by any Representative. Two Representatives shall constitute a quorum of the Management Committee provided that a Representative or alternate Representative of each Member shall be one of those present in order to constitute a quorum. Unless waived by all of the Representatives, the calling of a meeting of the Management Committee shall require a minimum of two days' prior notice, except for a regular meeting date set by the Management Committee, which shall not require any prior notice to the Representatives. The Management Committee may meet by telephonic conference in which each participating Representative can hear all other participating Representatives. Unless the Management Committee decides otherwise, it shall meet at the principal office of the Company. With advance notice to the Representative representing the other Member, either Member may invite to any meeting of the Management Committee any person having an equity interest in the Member or any legal counsel, consultant or other agent of such Member, provided that no persons other than the Representatives or alternate Representatives shall be entitled to vote with respect to any proceedings of the Management Committee. In addition to actions at formal meetings, the Representative or alternate Representative representing a Member may rely on written consents and approvals given by the Representative or alternate Representative representing the other Member. Representatives and alternate Representatives shall not receive any compensation or other remuneration from the Company for their services to the Company as members of the Management Committee. Upon either Member's ceasing to be a Member of the Company, such Member shall cause the Representative and alternate Representative appointed by it to resign from the Management Committee.

       (d) The Management Committee shall have all authority to govern and direct the affairs of the Company, except as otherwise expressly set forth in this Agreement. Any action taken by the Company in compliance with the direction of the Management Committee shall be binding upon the Company and each Member. The Management Committee is hereby authorized to adopt rules concerning the conduct of the affairs of the Management Committee and the Company. The Development Agreement and the Management Agreement, copies of which are attached as Exhibits to this Agreement, are hereby expressly approved by all Members.

       (e) The Management Committee shall have the exclusive power and authority to do the following:

            (1) To approve an annual business plan for the operation of the Company, annual operating budgets and any material changes from the annual operating budget or annual business plan, including the amount of any reserves;

            (2)  To approve any acquisition of any real property;

            (3) To authorize the Company to enter into any contract, agreement or other arrangement involving the obligation to incur any expense, or the right to receive any benefit, in excess of $10,000, where such contract, agreement or arrangement is not directly related to (A) the acquisition of property, (B) site work related to the due diligence review of any real property, or (C) the design or construction of an Assisted Living Facility, where all of the foregoing have been previously approved by the Management Committee;

            (4) To determine whether to commence any legal action and to settle or otherwise resolve any legal action or claim;

            (5) To borrow funds, and to determine the terms of such borrowing and whether liens, mortgages or other encumbrances can be placed upon the Company's property in con nection with such borrowing;

            (6) To require additional capital contributions other than those provided for in the approved annual business plan of the Company or in an approved annual budget.

            (7) To purchase or sell of any property having a cost or sales price in any one transaction of more than $5,000 unless such property is purchased in connection with the construction of facility pursuant to which construction plan and designs have been previously approved by the Management Committee;

            (8) To decide to provide any new services or to expand to additional territory;

            (9)  To hire or terminate any management employee;

            (10) To decide to make any capital improvement in the Company's existing facilities;

            (11) To approve any and all general construction contracts and architectural contracts or agreements and all plans and specifications and drawings for any development or construction of each facility that the Company undertakes to construct;

            (12) To approve any contract or agreement, plan specifications or drawing related to any restoration, renovation or remodeling of any existing facility of the Company;

            (13) To approve any additions, amendments or change orders to any existing contract related to the construction of a facility where such change or series of changes would result in an increase in expenditures for a facility under construction in excess of $50,000;

            (14) To approve any agreements or understandings with real estate brokers, sales persons or agents not expressly set forth in the agreement for the purchase of real property;

            (15) To approve the type and amount of any insurance to be obtained by the Company;

            (16) To approve the execution of any management contracts and similar agreements;

            (17) To settle any claims for insurance proceeds if the loss thereunder exceeds $5,000;

            (18) To settle any claims for payment of awards or damages arising out of the exercise of eminent domain by any utility or governmental authority;

            (19) To obligate the Company, as a surety, guarantor or accommodation party, to any obligation;

            (20) To lend funds of the Company to a third person or extend to any person credit on behalf of the Company other than to employees as an advance of out-of-pocket expenses to be incurred in the ordinary course of business;

            (21) To approve salary, raises, bonuses, awards, dinners, travel and entertainment or other actions which are a direct benefit to the employees of a Member or an affiliate of either of them, pertaining directly to the business of the Company unless specifically set forth in an approved annual budget;

            (22) To commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company under the Federal Bankruptcy Code or under any similar bankruptcy, insolvency or other law or to consent to any such relief;

            (23) To hire any employee of the Company unless specifically set forth in an annual or individual facility budget approved by the Management Committee;

            (24) To make any other decision or to take any other action requiring the approval of a Member under the express provisions of this Agreement; and

            (25) To enter into any agreement or incur any obligation on behalf of the Company or to take any action with respect to the Company which would be considered by reasonably prudent persons to be out of the normal day-to-day management of the Company.

       8.2  DAY TO DAY MANAGEMENT.

            (a) Assisted Care shall be responsible for locating sites for the development of the Company's facilities, and shall provide oversight of architectural design, design engineering, construction and such other services relating to the design and construction of each Assisted Living Facility. Assisted Care shall be responsible for obtaining all zoning changes, conditional use permits and other authorizations necessary or required to operate the Company's Assisted Living Facilities. After obtaining approval of the development sites by the Management Committee, the Company shall have the authority to enter into real estate purchase contracts, which contracts shall be executed by Assisted Care on the Company's behalf.

            (b) Atria shall be responsible for the operation of the Company of each of the Assisted Living Facilities once such facility has been constructed and a certificate of occupancy issued by the appropriate authorities. Atria shall have the right to designate one or more persons who have the responsibility and authority to direct the day-to-day control and management of each Assisted Living Facility of the Company. The rights and responsibilities of Atria as manager of each facility shall be as set forth in the Management Agreement, a copy of which is attached as Exhibit B to this Agreement.

            (c) Subject always to Section 8.1(e) hereof and the other limitations of this Agreement, the Members, and those persons authorized to act on their behalf regarding the business and affairs of the Company, shall have the right, power and authority, on behalf of the Company, to execute any document or take any action consistent with their respective responsibilities described in this Section 8.2, including entering into such agreements with professionals such as attorneys and other providers of services that the Company may need to accomplish its objectives. Notwithstanding anything herein to the contrary, neither of the Members, nor any of those persons authorized to act on their behalf regarding the business and affairs of the Company, may take any act, expend any sum, make any decision or incur any obligation on behalf of the Company with respect to any of the matters set forth in Section 8.1(e) without the prior approval of the Management Committee. Neither Member shall be deemed a "Manager," as that term is defined in the Act.

       8.3  TAX MATTERS PARTNER.

            (a) The tax matters partner ("TMP") for the Company shall be Atria. The TMP shall have such authority as is granted a TMP under the Code.

            (b) The TMP shall employ experienced tax counsel to represent the Company in con nection with any audit or investigation of the Company by the Internal Revenue Service and in connection with all subsequent administrative and judicial proceedings arising out of such audit. The reasonable fees and expenses of such counsel, as well as all other reasonable and direct expenses incurred by the TMP in serving as the TMP, shall be a Company expense and shall be paid by the Company.

            (c) The Company shall indemnify and hold harmless the TMP against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) reasonably incurred by the TMP in any civil, criminal or investigative proceeding in which the TMP is involved or threatened to be involved by reason of it being the TMP, provided that the TMP acted in good faith, within what the TMP reasonably believed to be the scope of the TMP's authority and for a purpose which the TMP reasonably believed to be in the best interests of the Company or the Members. The TMP shall not be indemnified under this provision against any liability to the Company or its Members to which the TMP would otherwise be subject by reason of willful misconduct or gross negligence in his duties involved in acting as TMP.

            (d) Nothing herein shall constitute an election to be subject to the partnership level audit procedures of section 6221 et seq. of the Code.

       8.4  STANDARD OF CARE OF MEMBERS; INDEMNIFICATION.

            (a) The Members, their Representatives, officers, directors, shareholders and employees, shall not be liable, responsible or accountable in damages to any Member or the Company for any act or omission on behalf of the Company performed or omitted by them in good faith and in a manner reasonably believed by them to be within the scope of the authority granted to the Member or Representative by this Agreement and in the best interests of the Company, unless they have been guilty of gross negligence or willful misconduct in taking or omitting to take such acts.

            (b) The Company shall indemnify the Members and their Representatives, officers, directors, shareholders and employees for, and hold them harmless from, any liability, loss, damage or expense (including attorneys' fees) incurred by them by reason of any act or omission so performed or omitted by them (and not involving gross negligence or willful misconduct).

       8.5  PAYMENTS FOR SERVICES PROVIDED BY MEMBERS.

            (a) In connection with the services provided by Assisted Care pursuant to Section 82, the Company shall pay Assisted Care a development fee (the "Development Fee") equal to five percent of the "Facilities' Adjusted Cost" (as defined herein). In no event will the Development Fee for any facility be less than $175,000 nor more than $250,000. The Company shall pay the development fee in three installments with the first installment being due at the closing of the purchase of the land for such facility, the second installment being due at the rough-in inspection approval for such a facility, and the final installment upon the receipt of a Certificate of Occupancy for that facility. For the purposes of this Agreement, the term "Facilities' Adjusted Cost" shall be the cost of all expenses incurred by the Company in connection with the acquisition of the land, construction of the facility and all other reasonable expenses incurred by the Company in completing the facility and obtaining a Certificate of Occupancy.

            (b) In connection with the Management Services provided by Atria, pursuant to the terms of the Management Agreement, the Company shall pay Atria a monthly fee equal to five percent of the collected revenues for that month. The calculation of the fee and the method of payment shall be as set forth in the Management Agreement.

       8.6  EXPENSES DEDUCTIBLE.   Members intend that all payments made to them
in accordance with the provisions of Section 8.5 be considered as occurring between the Company and one who is not a partner within the meaning of section 707(a) of the Code, deductible in arriving at the taxable income or loss of the Company and in arriving at the net income or net loss of the Company for book purposes (unless required to be capitalized).

       8.7  OTHER ACTIVITIES.

            (a) Each of the Members shall devote such of its time to the affairs of the Company's business as it shall deem necessary. The Members may engage in, or possess an interest in, other business ventures of any nature and description, independently or with others. Neither the Company, nor any Member, shall have any rights by virtue of this Agreement in and to such independent ventures, or to the income or profits derived therefrom. Except as required by the Development Agreement, no Member shall be obligated to present any particular business opportunity of a character which, if presented to the Company, could be taken by the Company and each Member and their Affiliates shall have the right to take for their own account, or to recommend to others, any such particular business opportunity.

            (b) Assisted Care acknowledges that Atria is engaged in its own business and that it will not devote its full time or attention to the business of the Company. Nothing herein shall prohibit Atria from continuing to conduct or expand its existing business. For purposes of this Agreement, the term "Affiliate" shall mean any person, corporation, partnership, limited liability company, trust or other entity controlling (directly or indirectly), controlled by, or under common control with, a Member.

            (c) Merely because the Members or their Affiliates are directly or indirectly interested in or connected with any person, firm or corporation employed by the Company to render or perform a service, or to or from whom the Company may purchase, sell or lease property, shall not prohibit the Company from employing such person, firm or corporation or from otherwise dealing with him or it, and neither the Company, nor any of the Members, shall have any rights in or to any income or profits derived therefrom. All such dealings with the Members or their Affiliates will be on terms which are competitive and comparable with amounts charged by independent third parties and approved in advance by the Management Committee.

            (d) No Member or Affiliate of a Member shall employ or attempt to employ any employee of the other Member during the term of this Agreement, unless such employee's term of employment with the other Member shall have been terminated for one year.

       8.8  REIMBURSEMENT OF EXPENSES OF MEMBERS.   Except as otherwise required
by Section 8.5, the Company shall not reimburse a Member for any expenses which a Member incurs in performing services on behalf of the Company.

   9.  DISSOLUTION.

       9.1 DISSOLUTION. Notwithstanding anything in the Act to the contrary, the Company shall dissolve upon, but not before, the first to occur of the following:

            (1)  The unanimous decision of the Members to dissolve the Company.

            (2) The sale of all, or substantially all, of the Company's assets and the collection and/or sale of any evidences of indebtedness received in connection therewith.

       9.2 EFFECTIVE DATE OF DISSOLUTION. Dissolution of the Company shall be effective upon the date on which the event giving rise to the dissolution occurs, but the Company shall not terminate until the assets of the Company shall have been distributed as provided in Section 9.4. Notwithstanding dissolution of the Company, prior to the liquidation and termination of the Company, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement.

       9.3 SALE OF ASSETS UPON DISSOLUTION. Following the dissolution of the Company, the Company shall be wound up and the Management Committee shall determine whether the assets of the Company are to be sold or whether some or all of such assets are to be distributed to the Members in kind in liquidation of the Company.

       9.4 DISTRIBUTIONS UPON DISSOLUTION. Upon the dissolution of the Company, the properties of the Company to be sold shall be liquidated in orderly fashion and the proceeds thereof, and the property to be distributed in kind, shall be distributed on or before the later to occur of (i) the close of the Company's taxable year, or (ii) 90 days following the date of such dissolution, as follows:

            (a) First, to the payment and discharge of all of the Company's debts and liabilities, to the necessary expenses of liquidation and to the establishment of any cash reserves which the Management Committee determines to create for unmatured and/or contingent liabilities or obligations of the Company.

            (b) Second, to the Members, in accordance with their respective Capital Accounts; provided, however, that if the Management Committee establishes any reserves in accordance with the provisions of Section 9.4, then the distributions pursuant to this Section 9.4(b) (including distributions of such reserve) shall be pro rata in accordance with the balances of the Members' Capital Accounts.

       9.5 NO CONTRIBUTION FOR NEGATIVE CAPITAL ACCOUNTS. No Member shall be required to contribute any property to the Company or any third party by reason of having a negative Capital Account.

       9.6 LIQUIDATION OF A MEMBER'S INTEREST. If a Member's Company Interest is to be liquidated by agreement between the Company and such Member (the Company being under no obligation to do so), the Member shall be entitled to receive in liquidation an amount equal to the amount of such Member's Capital Account at such time. For purposes of determining the Capital Account of such Member, (i) the net income or net loss of the Company to the date of liquidation shall be allocated to such Member and (ii) if the Management Committee determines to revalue the assets of the Company in accordance with Section 4.6, the Members' Capital Accounts shall be adjusted as provided in Section 4.6.

   10. WITHDRAWAL, ASSIGNMENT AND ADDITION OF MEMBERS.

       10.1 ASSIGNMENT OF A MEMBER'S INTEREST. The Members may not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of their Company Interest, nor withdraw from the Company, except as provided in this
Section 10. Any purported transfer which is not in compliance with the provisions of this Section 10 shall be null and void ab initio and the Member purporting to make such transfer shall for all purposes hereof remain a Member.

       10.2 VOLUNTARY TRANSFERS. No Member shall be entitled to voluntarily transfer all or any portion of such Member's Company Interest without the prior written consent of all of the Members. Even if all of the Members consent to any such transfer, the transferee of the Company Interest shall not become a substitute Member unless the requirements of Section 10.5 are met, but the transferee shall nevertheless be subject to the restrictive provisions of this Agreement. For all purposes of this Agreement, a transferee who is not admitted as a substitute Member shall only be entitled to receive the distributions to which the assignor would have been entitled with respect to the Company Interest assigned.

       10.3 INVOLUNTARY TRANSFERS.

            (a) If any Member's Company Interest is sought to be transferred by any involuntary means (other than death or adjudication of incompetency or insanity), including, attachment, garnishment, execution, levy, bankruptcy, seizure or transfer in connection with a divorce or marital property settlement, then the other Members shall have the option ("Involuntary Option") to purchase all or any portion of the Company Interest sought to be involuntarily transferred at the price and upon the terms and conditions set forth in Section
10.4. If there is more than one other Member, then each of the other Members shall have the right to purchase in accordance with their respective Percentage Interests among themselves, or in such other percentages as they shall unanimously agree. If not all of the other Members exercise their Involuntary Options, those other Members exercising their Involuntary Options shall be entitled to purchase the balance in accordance with their Percentage Interests among themselves, or in such other percentages as they shall unanimously agree. If there is only one other Member, such other Member may assign such Member's rights under the Involuntary Option to a third party if the Member so desires.

            (b) The Involuntary Option period shall commence upon receipt by the other Members of actual notice of the attempted involuntary transfer and terminate, unless exercised, 60 days thereafter, unless sooner terminated by written refusal of the other Members. An election to exercise any Involuntary Option shall be made in writing and transmitted to the Member whose Company Interest is sought to be involuntarily transferred.

            (c) Upon the failure or neglect of the other Members to purchase all of the Company Interest sought to be involuntarily transferred in accordance with this Section 10.3, the unpurchased Company Interest may be involuntarily transferred, but such transferee may not become a substitute Member unless the conditions of Section 10.5 have been satisfied.

            (d) If, notwithstanding the provisions of this Section 10.3, any Company Interest is effectively transferred by involuntary means without compliance with the provisions of Section 10.3, then the Involuntary Option shall be to purchase such Company Interest from the transferee(s).

       10.4 PURCHASE PRICE AND TERMS.

            (a) The purchase price for all of a Member's Company Interest to be purchased pursuant to the exercise of the Involuntary Option shall be the Capital Account of such Member as of the close of the month following the exercise of the Involuntary Option ("Effective Date"), prorated if less than all of a Member's Company Interest is to be purchased; provided, however, that if the Member has a zero or negative Capital Account, the purchase price for the Member's entire Company Interest shall be one dollar. Such Capital Account shall be adjusted to reflect the profit or loss of the Company through the Effective Date and contributions by, and distributions to, the Member since the close of the Company's last Fiscal Year to the extent such adjustments have not already been reflected in the Capital Account of the Member on the books of the Company.

            (b) The purchase price shall, at the option of the purchaser, be paid either by cashier's or certified check on the closing date.

            (c) The closing date shall occur within 30 days following the exercise of the Involuntary Option. At the closing, the selling Member shall execute such instruments of assign ment as shall be requested by the purchaser conveying the Member's interest in the Company Interest purchased free and clear of all liens and encumbrances whatsoever. If the selling Member fails to execute such document, the Management Committee may do so pursuant to the power of attorney granted in Section 11.2.

       10. SUBSTITUTE MEMBER. Except as otherwise provided herein, no assignee of a Member's Company Interest shall have the right to become a substitute Member unless all of the following conditions are satisfied:

            (a) except in the case of death or adjudication of incompetency or insanity, the fully executed and acknowledged written instrument of assignment has been filed with the Company setting forth the intention of the assignor that the assignee become a substitute Member in place of the assignor with respect to the Company Interest assigned;

            (b) the assignor and assignee execute and acknowledge such other instruments as the Management Committee deems necessary or desirable to effect such admission, including, but not limited to, the written acceptance and adoption by the assignee of the provisions of this Agreement; and

            (c) the Management Committee has consented to the assignment and substitution which shall be in the Management Committee's sole and absolute discretion.

       10. ADMISSION OF NEW MEMBER. No new Member may be admitted to the Company without the consent of a majority-in-interest of the Members (based upon Percentage Interests). For purposes of this Section 10.6, a substitute Member shall not be considered a new Member.

   11. GENERAL.

       11.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF MEMBERS. Each of the Members hereby represents and warrants to, and agrees with, the Company that:

            (a) The Member has the full right, power and authority to execute, deliver and perform the terms of this Agreement.

            (b) This Agreement has been duly executed and delivered on behalf of the Member and constitutes the valid and binding obligation of the Member in accordance with its terms.

            (c) The Member is not subject to any restriction or agreement which prohibits or would be violated by the execution hereof or the consummation of the transactions contemplated herein or pursuant to which the consent of any third person, firm or corporation is required in order to give effect to the transactions contemplated herein.

       11.  POWER OF ATTORNEY.

            (a) Each Member, as well as persons who subsequently become Members, hereby irre vocably constitutes and appoints the Other Members, with full power of substitution, as such Member's true and lawful attorneys-in-fact, with full power and authority, in such Member's name, place and stead, to make, execute, consent to, swear to, acknowledge, record and file with respect to the Company, the following:

                 (1) Any certificate or other instrument which may be required to be filed by the Company or the Members under the laws of any state, or any other jurisdiction in which the Company is conducting, or proposes to conduct, business.

                 (2) Any and all amendments or modifications of the instruments described in Section 11.2(a).

                 (3) All instruments of assignment as contemplated in Section 104 if the seller Member fails to do so.

                 (4) All such other instruments as such attorney-in-fact may deem necessary or desirable in order to carry out the provisions of this Agreement in accordance with its terms.

            (b) The powers of attorney hereby granted to the Members are a special power of attorney coupled with an interest, is irrevocable and shall survive the death, bankruptcy or adjudi cation of incompetency or insanity, of the Member granting it. The Power of Attorney hereby granted may be exercised on behalf of the Members by referencing all of the Members on whose behalf a document is being executed, and with a single signature as attorney-in-fact for all of them.

            (c) Each of the Members hereby agrees to execute and deliver to the Management Committee within five days after receipt of the Management Committee's written request therefor, such other and further powers of attorney and other instruments which the Management Committee, in its sole discretion, deems necessary or desirable to comply with any laws, rules or regulations relating to the formation of the Company, or the conduct of business by the Company.

       11.3 NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed delivered (a) on the date of personal delivery or transmission by telegram or facsimile transmis sion, or (b) on the first business day after the date of delivery to a nationally recognized overnight courier service, or (c) on the third business day following the date of deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, in each case, addressed as follows, or to such other address, person or entity as either party shall designate by notice to the other in accordance herewith:

                     If to Atria:   Atria Communities, Inc.
                                    515 West Market Street, Suite 200
                                    Louisville, Kentucky 40202
                                    Attn: J. Timothy Wesley,
                                          Chief Financial Officer
                                    FAX: (502) 596-4160


                     With copy to:  Carmin D. Grandinetti
                                    Greenebaum Doll & McDonald, pllc
                                    3300 National City Tower
                                    Louisville, Kentucky 40202-3197
                                    FAX: (502) 587-3695

            If to Assisted Care:    George Schoepf
                                    Assisted Care Developers, l.l.c.
                                    1770 Indian Trail Road, Suite 400
                                    Duluth, Georgia  30093
                                    FAX: (770) 935-5830


                   With copy to:    Michael Smith , Esq.
                                    Gambrell & Stolz, L.L.P.
                                    Suite 4300, One Peachtree Center
                                    303 Peachtree Street
                                    Atlanta, Georgia 30308
                                    FAX:(404) 221-6501

       11.4 AMENDMENT. Except as provided in Section 14.2(a), this Agreement may be modified or amended from time to time only upon the written consent of all Members.

       11.5 CAPTIONS; SECTION REFERENCES. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of this Agreement, or the intent of any provision hereof. All references herein to Sections shall refer to Sections of this Agreement unless the context clearly requires otherwise.

       11.6 NUMBER AND GENDER. Unless the context otherwise requires, when used herein, the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require.

       11.7 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person, entity or circumstances, shall be invalid or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to other persons, entities or circumstances, shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

       11.8 ARBITRATION.

            (a) If the Members are unable to agree on any matter under this Agreement, the unresolved matter shall be resolved by arbitration if a request for arbitration, as provided herein, is given. Either Member may initiate Arbitration by making a demand on the other Member and simultaneously filing copies of the demand, together with the required fees, with the Nashville, Tennessee, office of the American Arbitration Association ("AAA"). Within 15 days of meeting with the AAA, each Member shall designate one arbitrator. These two arbitrators shall, within 15 days after their appointment, select a third arbitrator. If the first two arbitrators are unable to agree upon the third arbitrator, then the arbitrators shall apply to the AAA to designate and appoint a person as the third arbitrator. If the Member upon whom the original arbitration demand was served fails to designate its arbitrator within the 15-day period, the arbitrator designated by the

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

Member requesting arbitration shall act as the sole arbitrator and shall be deemed to be the single, mutually approved arbitrator to resolve the matter.

            (b) The place of arbitration shall be in Nashville, Tennessee. Arbitration shall be conducted under the auspices of the AAA. The AAA Rules shall govern all proceedings unless otherwise provided herein. In case of conflict between the AAA Rules and this Agreement, the provisions of this Agreement shall govern.

            (c) The Members shall have the right of discovery in accordance with the Federal Rules of Civil Procedure except that discovery may commence immediately upon the service of the demand for arbitration. A Member's unreasonable refusal to cooperate in discovery shall be deemed to be refusal to proceed with arbitration and, until the arbitration panel is complete, the Members may enforce their rights (including the right of discovery) in the courts. Such enforcement in the courts shall not constitute a waiver of a Member's right to arbitration. Upon the completion of the appointment of the arbitration panel, the arbitrators shall have the power to enforce the Members' discovery rights.

            (d) The Members expressly covenant and agree to be bound by the decision of the arbitration panel and accept any such decision as the final determination of the matter in dispute. A judgment of any court related to this arbitration in the neutral location may be entered upon any award made pursuant to this Section 118.

       11.9 BINDING AGREEMENT. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the Members hereto, and their respective executors, administrators, heirs, successors and assigns.

       11.10 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia without regard to its conflict of laws rules.

       11.11 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Members hereto with respect to the subject matter hereof.

       11.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts and all such counterparts shall, for all purposes, constitute one agreement, binding upon the Members, notwithstanding that all Members are not signatory to the same counterpart.

       11.13 NO RIGHT OF PARTITION. The Members hereby agree that the Company's properties are not, and will not be, suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights which such Member may have to maintain an action for partition of any of the Company's properties.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

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

                                       ATRIA COMMUNITIES, INC.

                                       By:  /s/ J. Timothy Wesley
                                          -------------------------------------
                                       Title:  Chief Financial Officer and
                                             ----------------------------------
                                       Vice President of Development
                                       ----------------------------------------
                                                      ("Atria")

                                       ASSISTED CARE DEVELOPERS, L.L.C.

                                       By:  /s/ George A. Schoepf
                                          --------------------------------------
                                       Title:  President
                                             -----------------------------------
                                                     ("Assisted Care")

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